The Pakistan
Investment Fund, Inc.










Proxy Tabulation
Report





















Approval of the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of
the Fund.


































Votes For
%

Votes
Against

Votes
Abstained

Unvoted

Director 1


8,927,454
85


236,869





Director 2


8,927,782
85


236,541





Director 3


8,927,784
85


236,539





Director 4


8,927,784
85


236,539





Director 5


8,927,783
85


236,540
















Propositio
n #1


5,769,205
55


260,340


2,908


3,131,872